Exhibit 99.2

COMPASS HRM, INC.

FINANCIAL STATEMENTS
(Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

COMPASS HRM, INC.

CONTENTS

Financial Statements

Balance Sheets	1
Statements of Operations	2
Statements of Cash Flows	3-4

Notes to Financial Statements	5-10

COMPASS HRM, INC.

BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(Unaudited)

Assets

Current Assets
Cash	$245,399	$393,287
Accounts receivable and unbilled revenue	275,470	271,010
Prepaid expenses and other current assets	91,901	107,574

Total Current Assets	612,770	771,871

Property, Equipment and Improvements, Net	124,597	115,269

Capitalized Software, Net	291,355	327,403

Total Assets	$1,028,722	$1,214,543

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued expenses	$256,909	$214,232
Other current liabilities	--	157,304
Current portion of term loan	193,829	191,664

Total Current Liabilities	450,738	563,200

Term Loan, Net of Current Portion	541,712	606,129

Total Liabilities	992,450	1,169,329

Stockholders' Equity
Common stock, no par value; 100 shares authorized,
issued and outstanding	--	--
Additional paid-in capital	89,800	89,800
Accumulated deficit	(53,528)	(44,586)

Total Stockholders' Equity	36,272	45,214

Total Liabilities and Stockholders' Equity	$1,028,722	$1,214,543

The accompanying notes are an integral part of these financial statements.

COMPASS HRM, INC.

STATEMENTS OF OPERATIONS (Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

	2017	2016

Revenues	$974,116	$967,555

Cost of Revenues	271,904	115,841

Gross Profit	702,212	851,714

Operating Expenses
Employee compensation and benefits	435,878	502,043
General and administrative	254,600	350,027
Sales and marketing	10,042	10,621

Total Operating Expenses	700,520	862,691

Operating Income (Loss)	1,692	(10,977)

Other Expenses
Interest expense	10,559	10,432
Other expense	75	40

Total Other Expenses	10,634	10,472

Net Loss	(8,942)	(21,449)

Retained Earnings (Accumulated Deficit) - Beginning	(44,586)	270,842

Distributions	--	(14,743)

Retained Earnings (Accumulated Deficit) - Ending	$(53,528)	$234,650

The accompanying notes are an integral part of these financial statements.

COMPASS HRM, INC.

STATEMENTS OF CASH FLOWS (Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

	2017	2016

Cash Flows From Operating Activities
Net loss	$(8,942)	$(21,449)
Adjustments to reconcile net loss to net cash (used in)
provided by operating activities:
Depreciation and amortization	46,468	44,738
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(4,460)	(329)
Prepaid expenses and other current assets	15,673	(21,389)
Accounts payable and accrued expenses	42,677	83,145
Other current liabilities	(157,304)	107,055

Total Adjustments	(56,946)	213,220

Net Cash (Used in) Provided by Operating Activities	(65,888)	191,771

Cash Flows From Investing Activities
Purchase of property, equipment, and improvements	(19,748)	(13,853)
Capitalized software development cost	--	(86,438)

Net Cash Used in Investing Activities	(19,748)	(100,291)

Cash Flows From Financing Activities
Proceeds from borrowings under term loan	--	137,080
Repayment of principal amount of term loan	(62,252)	(230,961)
Distributions paid to the stockholders	--	(14,743)

Net Cash Used in Financing Activities	(62,252)	(108,624)

Net (Decrease) in Cash	(147,888)	(17,144)

Cash - Beginning	393,287	462,379

Cash - Ending	$245,399	$445,235

The accompanying notes are an integral part of these financial statements.

COMPASS HRM, INC.

STATEMENTS OF CASH FLOWS (CONTINUED) (Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

	2017	2016
Supplemental Disclosure of Cash Flow Information

Cash paid during the year for:
Interest	$10,559	$10,432

The accompanying notes are an integral part of these financial statements.

COMPASS HRM, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

FOR THE PERIOD ENDED MARCH 31, 2017 AND DECEMBER 31, 2016

Note 1 - Description of Business

Compass HRM, Inc. (the “Company”) is an S Corporation founded on April 21, 2011 and headquartered in Tampa, Florida. The Company is a workforce management company providing a full range of HR solutions and specializing in payroll services tailored to fit each client’s needs.  The Company’s services are comprised of traditional payroll processing, self-serve module for payroll processing under the software as a service (“SaaS”) model, employee time and attendance solutions, limited human resource services, and employee screening and background checks.

In May 2017, the Company entered into a stock purchase agreement with Asure Software, Inc. (“Asure”), pursuant to which Asure purchased all outstanding shares of common stock of the Company for an aggregate consideration of $6,000,000.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements.  Such financial statements and accompanying notes are the representation of the Company’s management, who is responsible for their integrity and objectivity.

Use of Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. The most significant of estimates relate to unbilled revenue and useful lives of long-lived assets. Actual results could differ from the estimates included in the accompanying financial statements.

COMPASS HRM, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

FOR THE PERIOD ENDED MARCH 31, 2017 AND DECEMBER 31, 2016

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue for services provided under two type of contracts: monthly subscription fees and per payroll processing services.

Monthly subscription - The Company enters into fixed fee arrangements for SaaS customers.  Fees associated for each services are recognized ratably in the period services are rendered and earned under service agreements with clients where fees are fixed or determinable and collectability is reasonably assured.

Per payroll processing service - The Company negotiates per employee per month fees for the payroll processing customers.  Revenue is recognized as services are rendered.

CASH CONCENTRATION

The Company maintains its cash balances in bank accounts with major financial institutions that from time to time, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes cash balances are not exposed to significant credit risk.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The carrying values of financial instruments, which include cash, accounts receivable, and accounts payable, approximate fair value due to their short-term maturities.  The carrying value of debt approximates fair value due to the relative stable interest rate environment and the Company’s credit-worthiness.

Accounts Receivable and Unbilled Revenue

Accounts receivable consist primarily of amounts due from customers under normal trade terms as of March 31, 2017 and December 31, 2016.  Allowances for uncollected accounts are provided for based upon a variety of factors, including historical amounts written off, an evaluation of current economic conditions and quarterly assessment of customer collectability.  As of March 31, 2017 and December 31, 2016, no allowance for doubtful accounts was recorded by the Company as all amounts were considered collectible.

COMPASS HRM, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

FOR THE PERIOD ENDED MARCH 31, 2017 AND DECEMBER 31, 2016

Note 2 - Summary of Significant Accounting Policies (continued)

Accounts Receivable and Unbilled Revenue (continued)

The amounts due from customers under normal trade terms that were not yet billed as of March 31, 2017 and December 31, 2016 amounting to $71,109 and $64,401, respectively, are reflected as unbilled revenue and included within accounts receivable balances.

Property, Equipment and Improvements

Property, equipment and improvements are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization expense is computed using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years.  Leasehold improvements are amortized over the shorter of the lease term or economic life of the asset. Expenditures that materially increase the asset’s life are capitalized, while ordinary maintenance and repairs are charged to operations as incurred. Upon disposition of property and equipment, the related cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

Capitalized Software

The Company capitalized software development costs associated with payroll and time tracking modules.  Capitalized costs include fees paid to consultants, based on their participation in the project during the capitalization period.  The capitalization period includes costs incurred subsequent to management’s determination of project feasibility until the date the project is available for release to customers. Development costs that do not meet the above criteria are charged to expense as incurred.  Capitalized software development costs are amortized over the estimated life of four years.

Income Taxes

The Company and its stockholders have elected since inception to be taxed as an S Corporation.  Under this election, the stockholders of the corporation are personally liable for federal and state income taxes arising from income, if any.

The Company evaluates any uncertain tax provisions in accordance with GAAP. The Company has elected to classify interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not identified any uncertain tax positions and there have been no interest or penalties assessed or paid.

COMPASS HRM, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

FOR THE PERIOD ENDED MARCH 31, 2017 AND DECEMBER 31, 2016

Note 3 - Property, Equipment and Improvements, Net

Property, equipment and improvements consist of the following as of March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
Computer and related equipment	$129,116	$109,368
Furniture and fixtures	46,666	46,666
Leasehold improvements	59,988	59,988
	235,770	216,022
Less: accumulated depreciation	(111,173)	(100,753)

Property, Equipment and Improvements, Net	$124,597	$115,269

Depreciation expense amounted to $10,420 and $9,093 for the three months ended March 31, 2017 and 2016 respectively.

Note 4 - Capitalized Software

Capitalized software consist of the following as of March 31, 2017 and December 31, 2016.

	March 31, 2017	December 31, 2016
Software Development	$586,416	$586,416
Less: Accumulated amortization	(295,061)	(259,013)

Total Capital Software, Net	$291,355	$327,403

For the three months ended March 31, 2017 and December 31, 2016, amortization expense for capital software amounted to $36,048 and $35,645 respectively.

The following table summarizes the future estimated amortization expense relating to capitalized software as of March 31, 2017:

Calendar Years	Amortization Expense
2017 (April to December)	$108,145
2018	111,560
2019	71,650

Total	$291,355

COMPASS HRM, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

FOR THE PERIOD ENDED MARCH 31, 2017 AND DECEMBER 31, 2016

Note 5 - Term Loan

The Company had a term loan outstanding with Citizens First Bank whereby the Company was able to borrow up to $1,000,000.  The term loan bears interest at a rate of 4.5% per annum computed on a 365/360 basis. The loan termination date is November 11, 2020.  The Company had approximately $260,000 and $200,000 available on the loan as of March 31, 2017 and December 31, 2016 respectively.  The term loan was collateralized by a first lien on all assets of the Company and an assignment of the personal life insurance policies of two stockholders.

The following table summarizes the future principal payments related to the outstanding term loan as of March 31, 2017:

Calendar Years	Gross Amount
2017 (April to December)	$129,691
2018	200,594
2019	209,940
2020	195,316

Total	$735,541

In May 2017, the term loan was fully paid off in connection with the stock purchase agreement with Asure.

Note 6 - Leases

The Company leases office space as well as office equipment, under various operating lease agreements. The lease terms expire on various dates through 2019.

At March 31, 2017, future minimum lease agreements under these leases are as follows:

Calendar Years	Office Space	Equipment Leases	Total
2017 (April to December)	$79,561	$13,446	$93,007
2018	51,000	17,928	68,928
2019	--	15,750	15,750

Total	$130,561	$47,124	$177,685

COMPASS HRM, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

FOR THE PERIOD ENDED MARCH 31, 2017 AND DECEMBER 31, 2016

Note 6 - Leases (continued)

Rent expense including in Company’s share of operating expenses amounted to $43,686 and $43,074 during three months ended March 31, 2017 and 2016 respectively.

Note 7 - Related Party Transactions

The Company has a programing and administrative services agreement with Compass Insurance Partners, LLC, a related party by virtue of being under common control.  During the three months ended March 31, 2017 and 2016, the Company incurred costs from $58,459 and $162,617 respectively, for programing and other administrative services performed by Compass Insurance Partners LLC, which is included in general and administrative expenses, in the accompanying statement of operations.

Note 8 - Subsequent Events

The Company evaluated subsequent events through August 8, 2017, the date these financial statements were available to be issued.  Except for the matter disclosed in Notes 1 and 5, there were no material subsequent events that required recognition or additional disclosure in the accompanying financial statements.